Enovis Announces Third Quarter 2023 Results and Raises Full-Year Outlook

•Continued strong momentum with third quarter sales growth of 9% and strong adjusted EBITDA margin expansion

•Organic growth of 10% in Recon and 4% in P&R

•Reported a third quarter net loss from continuing operations of $0.36 per share with adjusted earnings per diluted share of $0.56

•Increased full-year growth and adjusted profit outlook

WILMINGTON, DE, November 7, 2023 (GLOBE NEWSWIRE)—Enovis™ Corporation (NYSE: ENOV), an innovation-driven medical technology growth company, today announced its financial results for the third quarter ended September 29, 2023. The Company will host an investor conference call and live webcast to discuss these results today at 8:00 am ET.

Third Quarter 2023 Financial Results

Enovis’ third quarter net sales of $418 million grew 9% from the same quarter in 2022, including 6.2% organic sales per day growth. Third quarter results reflect continued stability in P&R, above market growth in Recon, and the impact of recent acquisitions. Sales in the Reconstructive segment grew 16%, with 10% organic growth, and the Prevention and Recovery segment grew 5%, with 4% organic growth.

Enovis also reported a third quarter net loss from continuing operations of $19 million and adjusted EBITDA of $65 million, or 15.7% of sales, an improvement of 80 basis points versus the comparable prior year quarter, which includes the temporary dilution of recent acquisitions.

The Company reported a third quarter 2023 net loss from continuing operations of $0.36 per share, and adjusted earnings per diluted share of $0.56.

“We are well positioned to achieve our 2023 goals of high-single digit growth and strong margin expansion,” said Matt Trerotola, Chief Executive Officer of Enovis. “We made a significant move to accelerate our growth and margin profile with the pending acquisition of LimaCorporate and are excited by our operational momentum and the strength of our R&D pipeline.”

Third Quarter 2023 Business Highlights

•Double-digit Reconstructive growth including +18% in US hip/knee

•Gross profit margin improved 200 basis points and adjusted gross profit margin improved 140 basis points from the same quarter in 2022

•Adjusted EBITDA margin improved 80 basis points year over year

•Strengthened and further globalized Reconstructive segment with the definitive agreement to acquire LimaCorporate S.p.A. (“Lima”) for an enterprise value of approximately €800 million

2023 Financial Outlook

Enovis updated its financial expectations for 2023. Revenue is expected to organically grow 7.4-7.6% from the prior year versus previous expectations of 7-7.5% growth, and adjusted EBITDA is forecasted to be $264-$270 million as compared with the previous outlook of $262-$270 million. The Company also updated its full-year adjusted earnings per diluted share guidance to $2.30-$2.40 from $2.22-$2.36.

Conference call and Webcast

Investors can access the webcast via a link on the Enovis website, www.enovis.com. For those planning to participate on the call, please dial (833) 685-0901 (U.S. callers) or +1 (412) 317-5715 (International callers) and ask to join the Enovis call. A link to a replay of the call will also be available on the Enovis website later in the day.

ABOUT ENOVIS

Enovis Corporation (NYSE: ENOV) is an innovation-driven medical technology growth company dedicated to developing clinically differentiated solutions that generate measurably better patient outcomes and transform workflows. Powered by a culture of continuous improvement, global talent and innovation, the Company’s extensive range of products, services and integrated technologies fuels active lifestyles in orthopedics and beyond. The Company’s shares of common stock are listed in the United States on the New York Stock Exchange under the symbol ENOV. For more information about Enovis, please visit www.enovis.com.

Forward-Looking Statements

This press release includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Enovis’ plans, goals, objectives, outlook, expectations and intentions, including the potential benefits of the pending acquisition of Lima, and other statements that are not historical or current fact. Forward-looking statements are based on Enovis’ current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Enovis’ results to differ materially from current expectations include, but are not limited to, risks related to Enovis’ pending acquisition of Lima; the impact of public health emergencies and global pandemics (including COVID-19); the war in Ukraine and escalating geopolitical tensions including in connection with Russia’s invasion of Ukraine; macroeconomic conditions, including the impact of increasing inflationary pressures; supply chain disruptions; increasing energy costs and availability concerns, particularly in the European market; the impacts of the completed spin-off of ESAB Corporation into an independent publicly traded company (the “Separation”); the potential to incur significant liability if the Separation is determined to be a taxable transaction; the ability to realize the anticipated benefits of the Separation, the financial and operating performance of the Company following the Separation; other impacts on Enovis’ business and ability to execute business continuity plans; and the other factors detailed in Enovis’ reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors,” as well as the other risks discussed in Enovis’ filings with the SEC. In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. Enovis disclaims any duty to update the information herein.

Non-GAAP Financial Measures

Enovis has provided in this press release financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (“non-GAAP”). These non-GAAP financial measures may include one or more of the following: adjusted net income from continuing operations, adjusted net income per diluted share from continuing operations, adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted EBITDA margin and organic sales growth.

Adjusted net income from continuing operations and Adjusted net income per diluted share from continuing operations excludes restructuring and other charges, European Union Medical Device Regulation (“MDR”) and other costs, amortization of acquired intangibles, inventory step up costs, strategic transaction costs, debt extinguishment costs, insurance settlement gain, gains and losses on the Company’s investments, stock compensation costs, and other income/expense. Adjusted net income adjusts interest expense for periods prior to 2023 to reflect pro forma interest from the Company’s term loan facility under the Company’s current capital structure after giving effect to the completing of the refinancing transactions in connection with the Separation, and it includes the tax effect of adjusted pre-tax income at applicable tax rates and other tax adjustments. Enovis also presents adjusted net income margin from continuing operations, which is subject to the same adjustments as adjusted net income from continuing operations.

Adjusted EBITDA represents net income or loss from continuing operations excluding taxes, depreciation and amortization, stock-based compensation costs and restructuring and other charges, MDR and other costs, strategic transaction costs, insurance settlement (gain) loss, and inventory step up costs. Enovis presents adjusted EBITDA margin, which is subject to the same adjustments as adjusted EBITDA.

Adjusted gross profit represents gross profit excluding the impact of amortization of acquired intangibles, fair value charges of acquired inventory and the impact of restructuring and other charges. Adjusted gross profit margin is subject to the same adjustments as adjusted gross profit.

Organic sales growth calculates sales growth period over period, after excluding the impact of acquisitions and foreign exchange rate fluctuations.

These non-GAAP financial measures assist Enovis management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to discrete restructuring plans that are fundamentally different from the ongoing productivity improvements of the Company. Enovis management also believes that presenting these measures allows investors to view its performance using the same measures that the Company uses in evaluating its financial and business performance and trends. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release. Enovis does not provide reconciliations of adjusted EBITDA or adjusted earnings per share on a forward-looking basis to the closest GAAP financial measures, as such information is not available without unreasonable efforts on a forward-looking basis due to uncertainties regarding, and the potential variability of, reconciling items excluded from these measures. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period.

Kyle Rose
Vice President, Investor Relations
Enovis Corporation
+1-917-734-7450
investorrelations@enovis.com

Enovis Corporation
Condensed Consolidated Statements of Operations
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022

Net sales	$417,524	$383,814	$1,252,177	$1,154,388
Cost of sales	174,558	167,990	525,787	516,758
Gross profit	242,966	215,824	726,390	637,630
Gross profit margin	58.2%	56.2%	58.0%	55.2%
Selling, general and administrative expense	204,248	182,187	619,294	564,324
Research and development expense	19,901	15,599	57,012	46,102
Amortization of acquired intangibles	33,967	31,993	98,256	94,603
Insurance settlement loss (gain)	—	975	—	(32,059)
Restructuring and other charges	5,342	2,989	11,782	7,653
Operating income (loss)	(20,492)	(17,919)	(59,954)	(42,993)
Operating income (loss) margin	(4.9)%	(4.7)%	(4.8)%	(3.7)%
Interest expense, net	5,768	6,334	15,496	17,944
Debt extinguishment charges	—	—	—	20,104
Unrealized (gain) loss on investment in ESAB Corporation	—	63,125	—	(72,412)
Gain on cost basis investment	—	(8,800)	—	(8,800)
Other (income) expense, net	(757)	(300)	(665)	(300)
Income (loss) from continuing operations before income taxes	(25,503)	(78,278)	(74,785)	471
Income tax benefit	(6,052)	(12,329)	(17,878)	(16,176)
Net income (loss) from continuing operations	(19,451)	(65,949)	(56,907)	16,647
Income (loss) from discontinued operations, net of taxes	16,611	(527)	21,096	10,163
Net income (loss)	(2,840)	(66,476)	(35,811)	26,810
Less: net income attributable to noncontrolling interest from continuing operations - net of taxes	40	136	414	533
Less: net income attributable to noncontrolling interest from discontinued operations - net of taxes	—	—	—	966
Net income (loss) attributable to Enovis Corporation	$(2,880)	$(66,612)	$(36,225)	$25,311
Net income (loss) per share - basic
Continuing operations	$(0.36)	$(1.22)	$(1.05)	$0.30
Discontinued operations	$0.30	$(0.01)	$0.39	$0.17
Consolidated operations	$(0.05)	$(1.23)	$(0.67)	$0.47
Net income (loss) per share - diluted
Continuing operations	$(0.36)	$(1.22)	$(1.05)	$0.30
Discontinued operations	$0.30	$(0.01)	$0.39	$0.17
Consolidated operations	$(0.05)	$(1.23)	$(0.67)	$0.46

Enovis Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
Change in Sales
Dollars in millions
(Unaudited)

	Net Sales
	Prevention and Recovery		Reconstructive		Total Enovis
	$	Change %	$	Change %	$	Change %

For the three months ended 09.30.2022	$256.5		$127.3		$383.8
Components of Change:
Existing businesses(1)	10.5	4.1%	13.1	10.3%	23.6	6.1%
Acquisitions(2)	—	—%	4.6	3.6%	4.6	1.2%
Foreign currency translation(3)	3.3	1.3%	2.2	1.7%	5.5	1.4%
	13.8	5.4%	19.9	15.6%	33.7	8.8%
For the three months ended 09.29.2023	$270.3		$147.2		$417.5

	Net Sales
	Prevention and Recovery		Reconstructive		Total Enovis
	$	Change %	$	Change %	$	Change %

For the nine months ended 09.30.2022	$765.1		$389.3		$1,154.4
Components of Change:
Existing businesses(1)	30.2	3.9%	60.0	15.4%	90.2	7.8%
Acquisitions(2)	—	—%	6.6	1.7%	6.6	0.6%
Foreign currency translation(3)	(0.8)	(0.1)%	1.8	0.5%	1.0	0.1%
	29.4	3.8%	68.4	17.6%	97.8	8.5%
For the nine months ended 09.29.2023	$794.5		$457.7		$1,252.2
(1) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of growth due to factors such as price, product mix and volume.
(2) Represents the incremental sales as a result of acquisitions closed subsequent to the beginning of the prior year period.
(3) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.

Enovis Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in millions, except per share data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Adjusted Net Income and Adjusted Net Income Per Share
Net income (loss) from continuing operations attributable to Enovis Corporation(1) (GAAP)	$(19.5)	$(66.1)	$(57.3)	$16.1
Restructuring and other charges - pretax(2)	5.3	3.0	12.1	8.5
MDR and other costs - pretax(3)	6.2	3.6	23.0	10.6
Amortization of acquired intangibles - pretax	34.0	32.0	98.3	94.6
Inventory step-up - pretax	—	2.1	0.1	12.0
Strategic transaction costs - pretax(4)	10.5	8.1	27.5	32.5
Debt extinguishment charges - pretax	—	—	—	20.1
Pro forma interest expense adjustment(5)	—	1.5	—	10.9
Insurance settlement gain(6)	—	1.0	—	(32.1)
Unrealized (gain) loss on investment in ESAB Corporation	—	63.1	—	(72.4)
Gain on cost basis investment	—	(8.8)	—	(8.8)
Stock-based compensation	8.4	7.2	24.1	21.7
Other expense, net	(0.8)	(0.3)	(0.7)	(0.3)
Tax adjustment(6)	(13.1)	(14.2)	(38.6)	(29.0)
Adjusted net income from continuing operations (non-GAAP)	$31.0	$32.2	$88.6	$84.6
Adjusted net income margin from continuing operations	7.4%	8.4%	7.1%	7.3%
Weighted-average shares outstanding - diluted (in thousands)	55,065	54,463	54,945	54,460
Adjusted net income per share - diluted from continuing operations (non-GAAP)	$0.56	$0.59	$1.61	$1.55
Net loss per share - diluted from continuing operations (GAAP)	$(0.36)	$(1.22)	$(1.05)	$0.30
__________
(1) Net loss from continuing operations attributable to Enovis Corporation for the respective periods is calculated using Net loss from continuing operations less the continuing operations component of the income attributable to noncontrolling interest, net of taxes.
(2) Restructuring and other charges includes $— million and $0.3 million of expense classified as Cost of sales on our Condensed Consolidated Statements of Operations for the three and nine months ended September 29, 2023, respectively, and $— million and $0.8 million for the three and nine months ended September 30, 2022, respectively
(3) Primarily related to costs specific to compliance with medical device reporting regulations and other requirements of the European Union MDR. These costs are classified as Selling, general and administrative expense on our Condensed Consolidated Statements of Operations.
(4) Strategic transaction costs includes costs related to the Separation and certain transaction and integration costs related to recent acquisitions.
(5) Adjusts interest expense in 2022 to reflect pro forma interest from the Company’s term loan facility after giving effect to the completion of the refinancing transactions in connection with the Separation.
(6) The effective tax rates used to calculate adjusted net income and adjusted net income per share were 18.5% and 18.9% for the three and nine months ended September 29, 2023, respectively, and 5.5% and 13.1% for the three and nine months ended September 30, 2022, respectively.

Enovis Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in millions
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
	(Dollars in millions)
Net income (loss) from continuing operations (GAAP)	$(19.5)	$(65.9)	$(56.9)	$16.6
Income tax benefit	(6.1)	(12.3)	(17.9)	(16.2)
Other expense, net	(0.8)	(0.3)	(0.7)	(0.3)
Unrealized (gain) loss on investment in ESAB Corporation	—	63.1	—	(72.4)
Gain on cost basis investment	—	(8.8)	—	(8.8)
Debt extinguishment charges	—	—	—	20.1
Interest expense, net	5.8	6.3	15.5	17.9
Operating income (loss) (GAAP)	(20.5)	(17.9)	(60.0)	(43.0)
Adjusted to add:
Restructuring and other charges(1)	5.3	3.0	12.1	8.5
MDR and other costs(2)	6.2	3.6	23.0	10.6
Strategic transaction costs(3)	10.5	8.1	27.5	32.5
Stock-based compensation	8.4	7.2	24.1	21.7
Depreciation and other amortization	21.5	18.2	62.2	56.1
Amortization of acquired intangibles	34.0	32.0	98.3	94.6
Insurance settlement (gain) loss	—	1.0	—	(32.1)
Inventory step-up	—	2.1	0.1	12.0
Adjusted EBITDA (non-GAAP)	$65.4	$57.2	$187.5	$161.1
Adjusted EBITDA margin (non-GAAP)	15.7%	14.9%	15.0%	14.0%
__________
(1) Restructuring and other charges includes $— million and $0.3 million of expense classified as Cost of sales on our Condensed Consolidated Statements of Operations for the three and nine months ended September 29, 2023, respectively. Restructuring and other charges includes $— million and $0.8 million of expense classified as Cost of sales on our Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2022.
(2) Primarily related to costs specific to compliance with medical device reporting regulations and other requirements of the European Union MDR. These costs are classified as Selling, general and administrative expense on our Condensed Consolidated Statements of Operations.
(3) Strategic transaction costs includes costs related to the Separation and certain transaction and integration costs related to recent acquisitions.

Enovis Corporation
Reconciliation of Gross Margin (GAAP) to Adjusted Gross Margin (non-GAAP)
Dollars in millions
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Net sales	$417.5	$383.8	$1,252.2	$1,154.4
Gross profit	$243.0	$215.8	$726.4	$637.6
Gross profit margin (GAAP)	58.2%	56.2%	58.0%	55.2%

Gross profit (GAAP)	$243.0	$215.8	$726.4	$637.6
Inventory step-up	—	2.1	0.1	12.0
Restructuring and other charges	—	—	0.3	0.8
Adjusted gross profit (Non-GAAP)	$243.0	$217.9	$726.8	$650.5
Adjusted gross profit margin (Non-GAAP)	58.2%	56.8%	58.0%	56.4%

Enovis Corporation
Condensed Consolidated Balance Sheets
Dollars in thousands, except share amounts
(Unaudited)

	September 29, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$32,129	$24,295
Trade receivables, less allowance for credit losses of $8,711 and $7,965	277,029	267,380
Inventories, net	470,913	426,643
Prepaid expenses	28,974	28,550
Other current assets	45,142	48,155
Total current assets	854,187	795,023
Property, plant and equipment, net	260,190	236,741
Goodwill	2,027,154	1,983,588
Intangible assets, net	1,100,959	1,110,727
Lease asset - right of use	63,487	66,881
Other assets	94,940	80,288
Total assets	$4,400,917	$4,273,248

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$—	$219,279
Accounts payable	125,060	135,628
Accrued liabilities	230,224	210,292
Total current liabilities	355,284	565,199
Long-term debt, less current portion	395,000	40,000
Non-current lease liability	49,176	51,259
Other liabilities	159,725	166,989
Total liabilities	959,185	823,447
Equity:
Common stock, $0.001 par value; 133,333,333 shares authorized; 54,564,997 and 54,228,619 shares issued and outstanding as of September 29, 2023 and December 31, 2022, respectively	55	54
Additional paid-in capital	2,952,975	2,925,729
Retained earnings	539,507	575,732
Accumulated other comprehensive loss	(52,915)	(53,430)
Total Enovis Corporation equity	3,439,622	3,448,085
Noncontrolling interest	2,110	1,716
Total equity	3,441,732	3,449,801
Total liabilities and equity	$4,400,917	$4,273,248

Enovis Corporation
Condensed Consolidated Statements of Cash Flows
Dollars in thousands
(Unaudited)

	Nine Months Ended
	September 29, 2023	September 30, 2022

Cash flows from operating activities:
Net income (loss)	$(35,811)	$26,810
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, amortization and other impairment charges	160,493	167,453
Stock-based compensation expense	25,758	27,799
Non-cash interest expense	2,117	3,021
Unrealized gain on investment in ESAB Corporation	—	(72,412)
Gain on cost basis investment	—	(8,800)
Debt extinguishment charges	—	20,104
Deferred income tax expense (benefit)	(20,612)	(3,458)
(Gain) loss on sale of property, plant and equipment	(14,832)	352
Changes in operating assets and liabilities:
Trade receivables, net	(6,527)	(43,315)
Inventories, net	(29,917)	(119,145)
Accounts payable	(12,379)	34,147
Other operating assets and liabilities	(1,717)	(52,459)
Net cash provided by (used in) operating activities	66,573	(19,903)
Cash flows from investing activities:
Purchases of property, plant and equipment and intangibles	(94,279)	(68,668)
Proceeds from sale of property, plant and equipment	42,571	2,746
Payments for acquisitions, net of cash received, and investments	(131,387)	(73,390)
Net cash used in investing activities	(183,095)	(139,312)
Cash flows from financing activities:
Proceeds from borrowings on term credit facility	—	450,000
Repayments of borrowings under term credit facility	(219,468)	(785,000)
Proceeds from borrowings on revolving credit facilities and other	400,000	—
Repayments of borrowings on revolving credit facilities and other	(47,345)	(608,877)
Repayments of borrowings on Euro senior notes	—	(386,278)
Repayments of borrowings on Senior notes	—	(300,000)
Distribution from ESAB Corporation, net	—	1,143,369
Payment of debt issuance costs	(8,000)	(2,938)
Proceeds from issuance of common stock, net	1,489	2,530
Payment of debt extinguishment costs	—	(12,704)
Deferred consideration payments and other	(1,668)	(6,857)
Net cash provided by (used in) financing activities	125,008	(506,755)
Effect of foreign exchange rates on Cash and cash equivalents	(652)	1,557
Increase (decrease) in Cash and cash equivalents	7,834	(664,413)
Cash and cash equivalents, beginning of period	24,295	719,370
Cash and cash equivalents, end of period	$32,129	$54,957